Exhibit 99.01

Information Relating to Item 14 — Other Expenses of Issuance and Distribution

Expenses in connection with the issuance and distribution of $300,000,000 aggregate principal amount of Medium Term Notes due May 15, 2021, of SCANA Corporation, registered pursuant to Registration Statement on Form S-3 (File No. 333-163075) filed on November 12, 2009, other than underwriting compensation, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission filing fee	$34,830
Printing and Delivery Expense	19,000
Blue Sky and Legal fees	45,000
Rating Agency fees	344,000
Trustee fees	12,500
Accounting services	55,000
Miscellaneous	4,670
Total	$515,000